Exhibit 99.2

ENERSYS ANNOUNCES $1 BILLION INCREASE TO STOCK REPURCHASE AUTHORIZATION AND 9% DIVIDEND INCREASE

Reading, PA, USA, August 6, 2025 – EnerSys (NYSE: ENS), a global leader in stored energy solutions announced today that its Board of Directors has approved a $1 billion increase to its stock repurchase authorization, to be executed over the next five years. This authorization brings the Company’s total outstanding repurchase authorization to an aggregate of $1.06 billion, including $58 million available under the Board’s previous repurchase authorizations. Additionally, the Company announced that its Board of Directors has raised its quarterly cash dividend for the third consecutive year, with an increase of 9% to $0.2625 per share of common stock. The dividend is payable on September 26, 2025, to holders of record as of September 12, 2025.

“These announcements highlight EnerSys’ proactive and disciplined approach to capital allocation and our confidence in our long-term strategy,” said Shawn O’Connell, EnerSys President and Chief Executive Officer. “Our earnings growth, strong cash flow, and solid balance sheet enable us to continue investing in long-term growth while returning more capital to shareholders. The increased stock repurchase authorization reflects our belief in the value of the Company and our growth trajectory. At the same time, we are committed to maintaining a competitive dividend that grows with our earnings, excluding the effects of 45X benefits. During this period of macro uncertainty, we intend to keep our leverage below the low end of our target range, retaining a prudent level of dry powder for future capital allocation optionality.”

The authorized repurchases shall be made from time to time in either the open market or through privately negotiated transactions. The timing, volume and nature of share repurchases will be at the sole discretion of management, dependent on market conditions, applicable securities laws, and other factors, and may be suspended or discontinued at any time. No assurance can be given that any particular amount of common stock will be repurchased. All or part of the repurchases may be implemented under a Rule 10b5-1 trading plan, which would allow repurchases under pre-set terms at times when EnerSys might otherwise be prevented from doing so under insider trading laws or because of self-imposed blackout periods. This repurchase program shall be in effect for a period of five years from its adoption unless otherwise modified or terminated by the Board.

About EnerSys

EnerSys is a global leader in stored energy solutions for industrial applications and designs, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband, and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, portable power solutions for soldiers in the field, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. To learn more about EnerSys please visit https://www.enersys.com/en/.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,”

“intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, continuing to pay cash dividends at the current rate, earnings or earnings per share growth, its intention to pay quarterly cash dividends and return capital to stockholders, execution of its stock repurchase program, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from either its cash dividend or its stock repurchase programs, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond EnerSys’ control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2025. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. No undue reliance should be placed on any forward-looking statements.

CONTACT

Lisa Hartman
Vice President, Investor Relations and Corporate Communications
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com